Exhibit 99.1


                                Elizabeth Arden
                                ---------------


FOR IMMEDIATE RELEASE

         ELIZABETH ARDEN, INC. ANNOUNCES CLOSING OF $105 MILLION PUBLIC
                            OFFERING OF COMMON STOCK
                       ~ OVER-ALLOTMENT OPTION EXERCISED ~
--------------------------------------------------------------------------------

           NEW YORK, NEW YORK (OCTOBER 22, 2003) - Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige fragrance and beauty products company, today announced the closing of a public offering of 5,750,000 shares of its common stock at $18.25 per share, including the 750,000 share over-allotment option granted by the selling shareholder, Unilever, and exercised by the underwriters on October 20, 2003.

             The Company sold 3,666,667 shares in the offering, and Unilever sold 2,083,333 shares. As previously stated, the offering will result in net proceeds to the Company of approximately $62.8 million. The Company intends to use the net proceeds to redeem $56 million aggregate principal amount of its outstanding 11 3/4% Senior Secured Notes due 2011 at a redemption price of 111.75% of the principal amount.

           The Company will not receive any of the net proceeds from the sale of the shares by Unilever. Unilever converted approximately $25 million of aggregate liquidation preference of the Company's Series D Convertible Preferred Stock into common stock, which it sold in the offering. As a result, the Company's net income to common shareholders will improve by approximately $2.0 million due to the reduced accretion and dividend on the Series D Convertible Preferred Stock in fiscal 2005.

           Credit Suisse First Boston acted as the sole book running manager for the offering. Morgan Stanley acted as a joint lead manager and J. P. Morgan Securities Inc. and SunTrust Robinson Humphrey acted as co-managers of the offering. Copies of the final prospectus supplement and related prospectus may be obtained from Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, New York, NY 10010 or by telephonic request at 212-325-2580.

Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Elizabeth Arden green tea, 5th Avenue, ardenBEAUTY, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramides and Eight Hour Cream; and the Elizabeth Arden cosmetics line.

Company Contact:     Marcey Becker
                     Senior Vice President, Finance
                     (203) 462-5809

Investor Contact:    Cara O'Brien/Lila Sharifian
                     Press: Stephanie Sampiere
                     Financial Dynamics
                     (212) 850-5600


In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, key factors set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, that have a direct bearing on our results of operations. We caution that those factors could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.





                                       2